UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): March 13, 2019

ADDENTAX GROUP CORP.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-206097	35-2521028
(Commission File Number)	(IRS Employer Identification No.)

Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755 86961 405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of March 13, 2019, the Board of Directors (the “Board”) of Addentax Group Corp. (the “Company”) accepted the resignation of Keying YU as a member of the Company’s board of directors. The resignation of Keying YU was not due to any disagreement on any matter relating to the Company’s operations, policies or practices. As a result of Keying YU’s resignation, the Board currently consists of five members, the majority of which are independent.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On March 13, 2019, the Board of the Company amended and restated the Company’s current bylaws effective immediately. The Amended and Restated Bylaws include the following amendments:

Deletion of Article I – Identification

Deletion of Article II – Stock

Deletion of Article III – Stockholders

Deletion of Article IV – Board of Directors

Deletion of Article V – Officers

Deletion of Article VI – Negotiable Instruments, Deeds, And Contracts

Deletion of Article VII – Indemnification Of Officers And Directors; Insurance

Deletion of Article VIII – Amendments

Addition of Article I – Certificates of Stock

Addition of Article II – Stockholders

Addition of Article III – Directors

Addition of Article IV – Officers

Addition of Article V – Indemnification

Addition of Article VI – Corporate Seal

Addition of Article VII – Fiscal Year

Addition of Article VIII – Amendment

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Exhibits

Exhibit Number	Description

3.1	Amended and Restated By-laws of Addentax Group Corp. adopted on March 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Addentax Group Corp.

By:	/s/ Hong Zhida
Name:	Hong Zhida
Title:	Chief Executive Officer

Dated: March 14, 2019